EXHIBIT 4.4


                                  EXHIBIT B
                                  ---------

                           SECURED PROMISSORY NOTE

 THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (C) IF REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, A SECURITIES PURCHASE AGREEMENT, DATED AS OF NOVEMBER 8, 2002, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTIES, INCLUDING, WITHOUT LIMITATION, PROVISIONS WHICH (A) LIMIT THE CONVERSION RIGHTS OF THE HOLDER, (B) SPECIFY VOLUNTARY AND MANDATORY REPAYMENT, PREPAYMENT AND REDEMPTION RIGHTS AND OBLIGATIONS AND (C) SPECIFY EVENTS OF DEFAULT FOLLOWING WHICH THE REMAINING BALANCE DUE AND OWING HEREUNDER MAY BE ACCELERATED.


 No. 2                                                            $400,000.00

                     DIAL-THRU INTERNATIONAL CORPORATION

                           SECURED PROMISSORY NOTE

      Dial-Thru International Corporation, a Delaware corporation (together with its successors, the "Company"), for value received hereby promises to pay to:

                     Global Capital Funding Group, L.P.

 (the "Holder") and registered assigns, the principal sum of Four Hundred Thousand Dollars ($400,000.00) or, if less, the principal amount of this Secured Promissory Note ("Note") then outstanding, on the Maturity Date by wire transfer of immediately available funds to the Holder in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, quarterly as follows: (i) equal installments of $50,000.00 on the last day of March, June, September and December of each year until the Maturity Date, commencing June 30, 2005 (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each an "Interest Payment Date"), (ii) the Maturity Date, and (iii) the date the principal amount of the Note shall be declared to be or shall automatically become due and payable, on the principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below, or if no interest has been paid on this Note, from the date of this Note until payment in full of the principal sum hereof has been made.

      The interest rate shall be zero percent (0%) per annum (the "Interest Rate") except in the Event of Default or any past due amount. Past due amounts (including interest, to the extent permitted by law) will also accrue interest at the Interest Rate equal to 18% per annum or, if less, the maximum rate permitted by applicable law, and will be payable on demand ("Default Interest"). Interest on this Note will be calculated on the basis of a 360-day year of twelve 30 day months. All payments of principal and interest hereunder shall be made for the benefit of the Holder pursuant to the terms hereof and of the Agreement (hereafter defined).

      This Note (this "Note") is secured pursuant to the terms of a Security Agreement (the "Security Agreement") dated November 8, 2002 made by the Company (or one of its subsidiaries, as applicable) and Holder creating a security interest in favor of Holder in certain of the assets described in the Security Agreement (the "Collateral").

      This Note is a duly authorized issuance of Notes of the Company dated as of the date hereof of the Company and subject to that certain Securities Purchase Agreement dated November 8, 2002 between the Company and the Purchaser named therein (the "Agreement"). The Agreement and the Security Agreement contain certain additional agreements among the parties with respect to the terms of this Note, including, without limitation, provisions which (A) specify voluntary and mandatory repayment, prepayment and redemption rights and obligations and (B) specify Events of Default following which the remaining balance due and owing hereunder may be accelerated. All such provisions are an integral part of this Note and are incorporated herein by reference. This Note is transferable and assignable to one or more Persons, in accordance with the limitations set forth in the Agreement.

      The Company shall keep a register (the "Register") in which shall be entered the names and addresses of the registered holder of this Note and particulars of this Note held by such holder and of all transfers of this Note. References to the Holder or "Holders" shall mean the Person listed in the Register as registered holder of such Notes. The ownership of this Note shall be proven by the Register.

      1. Certain Terms Defined. All terms defined in the Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for in the Agreement.

      2. Covenants. Unless the Majority Holders otherwise consent in writing, the Company covenants and agrees to observe and perform each of its covenants, obligations and undertakings contained in the Agreement in accordance with the terms and conditions thereof, which obligations and undertakings are expressly assumed herein by the Company and made for the benefit of the holder hereof.

      3. Payment of Principal. Subject to Section 4 of this Note, the Company shall repay the remaining unpaid balance of this Note, plus accrued interest, if any, on March 30, 2007 (the "Maturity Date"). The Company may, and shall be obligated to, prepay all or a portion of this Note on the terms specified in the Agreement.

      4. Pre-payment of Principal. For so long as no Event of Default shall have occurred and is continuing, the Company may, at its option, pre-pay the full principal amount of this Note at any time before the Maturity Date at a prepayment price of the Principal Amount of the Note, plus all accrued but unpaid interest, if any, (each the "Prepayment Price").

      5. Ranking. This Note shall rank pari passu in right of payment (but not with respect to the rights in the Collateral) to any other indebtedness of the Company outstanding as of the date hereof and senior to any indebtedness incurred by the Company following the date hereof.

      6. Right of Conversion. At any time following the date hereof, at the option of Holder, this Note shall become convertible into Common Stock of the Company according to the conversion price (the "Conversion Price") which is defined by the formula F/P, where:

      F = Principal amount of Note being converted, together with the accrued and unpaid Interest through the date of conversion, and

      P = 80% of the average of the three lowest volume weighted average sales prices, as reported by Bloomberg LP, during the twenty (20) trading days immediately preceding the date of the related notice of conversion.

      The Company agrees and covenants to execute the necessary documentation to amend this Note upon Holder's exercise of such right of conversion so that the Common Shares issuable upon conversion of this Note will have the registration rights set forth in the Agreement and the Registration Rights Agreement executed the date hereof between the Company and Holder. In that regard, the Holders shall be subject to such reasonable restrictions on conversion as may be called for pursuant to applicable law and to the Bulletin Board Rules and Guidelines, which restrictions shall be set forth in any such amendment to the Registration Rights Agreement.

      7. Miscellaneous. This Note shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of said State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and asset to extensions of the time of payment, or forbearance or other indulgence without notice. The Company hereby submits to the exclusive jurisdiction of the United States District Courts of Delaware and of any Delaware state court for purposes of all legal proceedings arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note.


                            Signature Page Follows

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

      Dated: June 1, 2005



                          DIAL-THRU INTERNATIONAL CORPORATION

                          By:    _________________________________________
                          Name:  _________________________________________
                          Title: _________________________________________

                                   ANNEX A

                               REPAYMENT LEDGER

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                                                 New
         Principal    Interest    Principal   Principal    Issuer     Holder
  Date    Balance       Paid         Paid      Balance    Initials   Initials
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

 FULL NAME AND ADDRESS OF SUBSCRIBER FOR REGISTRATION PURPOSES:


 NAME:

 ADDRESS:


 TEL NO:

 FAX NO:

 CONTACT
 NAME:


 DELIVERY INSTRUCTIONS (IF DIFFERENT FROM REGISTRATION NAME):


 NAME:

 ADDRESS:


 TEL NO:

 FAX NO:

 CONTACT
 NAME:

 SPECIAL INSTRUCTIONS: ______________________________________________________